                                                                    EXHIBIT 99.1

               Statement Under Oath of Principal Executive Officer
       Regarding Facts and Circumstances Relating to Exchange Act Filings

I, W. James  Farrell,  Chairman and Chief  Executive  Officer,  state and attest that:

(1) To the best of my knowledge,  based upon a review of the covered  reports of
Illinois  Tool  Works  Inc.,  and,  except as  corrected  or  supplemented  in a subsequent covered report:

• no covered report contained an untrue statement of a material fact as of the end of the period  covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

• no  covered  report  omitted  to state a  material  fact  necessary  to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or  definitive  proxy  materials,  as of the date on which it was filed).

(2) I have  reviewed the contents of this  statement  with  Illinois  Tool Works
Inc.'s Audit Committee.

(3) In this statement under oath,  each of the following,  if filed on or before the date of this statement, is a "covered report":

• Annual Report on Form 10-K for the year ended December 31, 2001;

• all  reports on Form 10-Q,  all  reports  on Form 8-K and all  definitive  proxy materials of Illinois Tool Works Inc.  filed with the  Commission  subsequent to the filing of the Form 10-K identified above; and

• any amendments to any of the foregoing.

/s/  W. James Farrell                           Subscribed and sworn to before
------------------------------------            me this 12th day of August 2002.
W. James Farrell
Chairman and Chief Executive Officer             /s/  Phillip J. McGovern
August 12, 2002                                 -------------------------------
                                                Notary Public
                                                My Commission Expires: 9/25/05
                                                                  [NOTARY SEAL]